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                                                                   Exhibit 10.28

March 17, 2000


Mr. Joseph Beninati
Chief Executive Officer
Greenwich Technology Partners
43 Gatehouse Road
Stamford, CT 06902


Dear Joe:

This letter agreement confirms our understanding that Greenwich Technology Partners (the "Company" or "you") has engaged Credit Suisse First Boston Corporation and its affiliates, successors and assigns, as appropriate ("Credit Suisse First Boston") to act as its exclusive placement agent in connection with the private placement (the "Private Placement") by the Company or its affiliates of Equity or Equity-Linked Securities (the "Securities").

1.  Appointment and Acceptance

The Company hereby appoints Credit Suisse First Boston as the Company's exclusive placement agent in connection with a private placement of the Securities and Credit Suisse First Boston accepts such appointment.

Credit Suisse First Boston agrees that in its capacity hereunder it will use reasonable efforts to arrange a private placement of the Securities. In no event shall Credit Suisse First Boston be obligated to purchase the Securities for its own account or for the accounts of its customers.

2.  Fees and Expenses

As compensation to Credit Suisse First Boston for its services hereunder, the Company agrees to pay Credit Suisse First Boston promptly upon each closing of a sale of the Securities, a cash placement fee equal to 6.0% of the total proceeds raised in such sale (the "Placement Fee"). Such "total proceeds raised" shall include both cash and non-cash consideration (including but not limited to intellectual or intangible property, securities, labor or services rendered, debt (or cancellation thereof) or tangible property). Any non-cash consideration provided to or received by the Company in connection with the Private Placement, if any, shall be valued for purposes of calculating the Placement Fee as equaling the number of shares issued by the Company in exchange for such consideration multiplied by the per share price paid in the then current round of financing.

Promptly upon request, the Company will reimburse Credit Suisse First Boston for all of Credit Suisse First Boston's reasonable out-of-pocket expenses incurred in connection with its activities
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hereunder, including, without limitation, the fees and disbursements of its legal counsel, if any, and of any other advisor retained by Credit Suisse First Boston in connection with this engagement (it being understood that the retention of any advisor, other than legal counsel, will be made with the prior approval of the Company).

Such Placement Fee will be payable in respect of each such sale whether such sale has been arranged by Credit Suisse First Boston, by another agent or directly by the Company.

3.  Information

The Company will furnish Credit Suisse First Boston with all financial and other information concerning the Company as Credit Suisse First Boston deems appropriate in connection with the performance of the services contemplated by this engagement and in that connection will provide Credit Suisse First Boston with access to the Company's officers, directors, employees, accountants, counsel and other representatives. The Company acknowledges and confirms that Credit Suisse First Boston (i) will rely solely on such information in the performance of the services contemplated by this engagement without assuming any responsibility for independent investigation or verification thereof, (ii) assumes no responsibility for the accuracy or completeness of such information or any other information regarding the Company and (iii) will not make any appraisal of any assets of the Company.

The Company will be solely responsible for the contents of the private placement memorandum or other offering document used in connection with the placement of the Securities contemplated hereby (as such private placement memorandum or other document may be amended or supplemented and including any information incorporated therein by reference, the "Private Placement Memorandum") and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective purchaser of the Securities. The Company represents and warrants that the Private Placement Memorandum and such other communications will not, at any time during the period of Credit Suisse First Boston's engagement hereunder contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company authorizes Credit Suisse First Boston to provide the Private Placement Memorandum to prospective purchasers of the Securities. If at any time prior to the completion of the offer and sale of the Securities or the closing date of any such sale an event occurs as a result of which the Private Placement Memorandum (as then supplemented or amended) would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify Credit Suisse First Boston of such event and Credit Suisse First Boston will suspend solicitations of prospective purchasers of the Securities until such time as the Company shall prepare (and the Company agrees that, if it shall have notified Credit Suisse First Boston to suspend solicitations after the Company has accepted orders from prospective purchasers, it will promptly prepare) a supplement or amendment to the Private Placement Memorandum which corrects such statement(s) or omission(s).
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4.  Exemption from Registration; Restrictions on Offer and Sale of Same or
    Similar Securities

It is understood that the offer and sale of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) thereof. The Company will not, directly or indirectly, make any offer or sale of Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of Securities contemplated hereby would fail to be entitled to the exemption from the registration requirements of the Act provided for in such Section 4(2).

5.  Additional Restrictions on the Company

In connection with all offers and sales of the Securities:

The Company will not offer or sell the Securities by means of any form of general solicitation or general advertising.

The Company will not offer or sell the Securities to any person who is not an "accredited investor" as defined in Rule 501 under the Act.

The Company will exercise reasonable care to ensure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchases will comply with Rule 502(d) under the Act.

The Company shall be deemed to make to Credit Suisse First Boston all representations and warranties which it makes to purchasers of Securities in any purchase agreement or other document.

6.  Compliance with State Securities Laws

The Company will take such action as is necessary to qualify the Securities for offer and sale under the securities laws of such states and other jurisdictions of the United States as Credit Suisse First Boston may specify.

7.  Indemnification

Since Credit Suisse First Boston will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Credit Suisse First Boston have entered into a separate letter agreement (the "Indemnification Agreement") dated the date hereof providing for the indemnification by the Company of Credit Suisse First Boston and certain related persons and entities.

8.  Termination

The engagement of Credit Suisse First Boston hereunder (i) may be terminated at any time, with or without cause, by either the Company or Credit Suisse First Boston, upon ten days' prior
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written notice thereof to the other party and (ii) shall terminate, if no such action described in clause (i) has been taken by Credit Suisse First Boston or the Company, upon completion of the placement of the Securities contemplated hereby.

In the event of any termination of Credit Suisse First Boston's engagement hereunder, Credit Suisse First Boston will continue to be entitled to its full Placement Fee provided for herein in the event that at any time prior to the expiration of twelve months after any such termination the Company sells the Securities or securities of the same or a similar class as the Securities to either i) purchasers which were contacted by Credit Suisse First Boston in its capacity as placement agent hereunder, or which the Company, during the term of CSFB's engagement hereunder, approached or was approached by regarding the placement of the Securities contemplated hereby, or ii) any purchasers if the Company has accepted at least $10 million of securities as part of CSFB's engagement.

No termination of Credit Suisse First Boston's engagement hereunder shall affect
(i) the Company's obligation to reimburse Credit Suisse First Boston for expenses as provided for herein, (ii) the Company's obligations under the Indemnification Agreement or (iii) the provisions of paragraphs 3-10 of this letter agreement.

9.  General

No advice rendered by Credit Suisse First Boston, whether formal or informal may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without Credit Suisse First Boston's prior written consent. In addition, Credit Suisse First Boston may not be otherwise referred to without its prior written consent.

Credit Suisse First Boston may, at its option and expense, and with the prior consent of the Company, such consent not to be unreasonably withheld, upon the earliest to occur of (i) the closing of the sale of the Securities in a Private Placement or (ii) the public announcement of a Private Placement, place announcements and advertisements in such financial and other newspapers and journals as it may choose, stating that Credit Suisse First Boston has acted as exclusive placement agent to the Company in connection with such Private Placement.

At Credit Suisse First Boston's discretion, any right set forth herein may be exercised, and any services to be provided by Credit Suisse First Boston may be provided, by an affiliate of Credit Suisse First Boston.

This letter agreement and the Indemnification Agreement contain the entire agreement of the parties with respect to the subject matter hereof and supercede and take precedence over all prior agreements or understandings, whether oral or written, between Credit Suisse First Boston and the Company.

In connection with this engagement, Credit Suisse First Boston is acting as an independent contractor and not in any other capacity, with duties owing solely to the Company.
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The validity and interpretation of this letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). The Company hereby irrevocably submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this letter agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company.

The benefits of this letter agreement shall inure to the parties hereto, their respective successors and assigns, and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this letter agreement by the parties hereto shall be binding upon their respective successors and assigns.

Each of the Company and Credit Suisse First Boston (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this letter agreement.

The invalidity or unenforceability of any provision of this letter agreement shall not affect the validity or enforceability of any other provisions of this agreement or the Indemnification Agreement, which shall remain in full force and effect.
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We are delighted to accept this engagement and look forward to working with you on this assignment. If this letter agreement correctly sets forth your understanding of the agreement between Credit Suisse First Boston and the Company with respect to this engagement, please sign and return to us the enclosed copy of this letter agreement. The letter agreement signed by you shall constitute a binding agreement between us as of the date first above written.

                              Very truly yours,

                              CREDIT SUISSE FIRST BOSTON CORPORATION


                              By:  /s/Steve West
                                   -------------------------------------
                                   Name:  Steve West
                                   Title: Director



ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

GREENWICH TECHNOLOGY PARTNERS


By: /s/ Joseph Beninati
    ------------------------------------
    Name:  Joseph Beninati
    Title: Chief Executive Officer